SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT FEBRUARY 17, 1998 (DATE OF EARLIEST EVENT REPORTED)

                      GREENSTONE ROBERTS ADVERTISING, INC.

             (Exact name of registrant as specified in its charter)

                        Commission file number 000-17466

NEW YORK                                               11-2250305
(State or other jurisdiction of                       (IRS Employer
incorporation or organization)                        identification no.)

One Huntington Quadrangle
Suite 1C14
Melville, New York                                          11747
(Address of principal executive offices)                  (Zip Code)



                                 (516) 249-2121
               Registrant's telephone number, including area code
               --------------------------------------------------

Item 5. Other Events

                     COURT GRANTS PARTIAL SUMMARY JUDGMENT
                  TO GREENSTONE ROBERTS AND THE GOTHARD GROUP

Melville, New York, February 17, 1998 - The Circuit Court of Pinellas County, Florida has granted Greenstone Roberts Advertising, Florida, a wholly owned subsidiary of Greenstone Roberts and The Gothard Group (aka Gothard/Greenstone Roberts), summary judgment as it relates to the fraud and negligence claims brought by Proven Edge, Inc., a past client. The court denied the summary judgment motion as it relates to Proven Edge's breach of contract claim.

The court granted partial summary judgment to Greenstone Roberts and The Gothard Group on their counterclaim in the amount of $941,333.12.

In commenting on this event, Ronald Greenstone, Chairman of Greenstone Roberts and The Gothard Group said, "While we are pleased with the court's ruling on this matter, we are still concerned about Proven Edge's ability to pay this claim. We will continue to vigorously pursue the entire outstanding debt and look forward to the trial date of July 20, 1998."


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Greenstone Roberts Advertising, Inc.

                              By: /s/ Nelson C. Hunter
                                  Name: Nelson C. Hunter
                                  Title: Senior Vice President
                                         and Chief Financial Officer

Dated:  February 17, 1998